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                                                                   EXHIBIT 10.40

                             AMENDMENT AND WAIVER


          SILICON GRAPHICS, INC., a Delaware corporation (the "COMPANY") has engaged RICHARD E. BELLUZZO (the "EXECUTIVE") as its Chief Executive Officer on the terms set forth in an offer letter dated as of January 22, 1998 and in an Agreement, also dated as of January 22, 1998 (the "AGREEMENT"). This Amendment and Waiver amends certain terms of the Agreement and sets forth the Executive's irrevocable waiver of certain of his rights thereunder.


          1.  ELIMINATION OF RIGHT TO SUPPLEMENTAL PAYMENT

          (a) The Executive hereby waives any right he may have under the Agreement to be paid the Supplemental Payment (as such term is defined in the Agreement) and agrees to the deletion in full of Section 1 of the Agreement.

          (b) In connection with the waiver and agreement set forth in subsection (a), the Executive and the Company agree to the following additional amendments to the Agreement:

          (i) the parenthetical phrase in the last sentence of Section 3(a)(i) is deleted in its entirety;

          (ii) Section 3(b)(ii) is deleted in its entirety;

          (iii) the last sentence of Section 3(c) is deleted in its entirety;

          (iv) the definitions of "Average Fair Market Value", "Fair Market Value", "Final Measurement Date", "First Measurement Date", "In-the-Money Value", "Measurement Date", "Shortfall Amount" and "Unrestricted Stock" set forth in Section 7 are deleted in their entirety; and

          (v)  (A)   Sections 2, 3, 4, 5, 6 and 7 are renumbered Sections 1, 2,
               3, 4, 5 and 6 respectively, and all internal cross-references are renumbered accordingly; and

               (B)  subsections (iii), (iv), (v) (vi) and (vii) of former
               Section 3(b) (renumbered as Section 2(b) pursuant to clause (A)
               above) are renumbered subsections (ii), (iii), (iv), (v) and
               (vi), respectively, and all internal cross-references are
               renumbered accordingly.
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          2.  REPRESENTATIONS OF THE EXECUTIVE.

          The Executive represents and warrants to the Company that he is entering into this Agreement and Waiver freely, upon his own initiative and in consideration of his judgment concerning the best interests of the Company and its shareholders and his own interests as Chief Executive Officer and a shareholder of the Company.

          3.  AGREEMENT REMAINS IN EFFECT.

          Except as amended hereby, the Agreement remains in full force and effect in accordance with its original terms.

          4.  GOVERNING LAW.

          This Amendment and Waiver, together with the Agreement which it amends, shall be governed by and construed in accordance with the laws of the State of California (determined without regard to the choice of law provisions thereof).


          IN WITNESS WHEREOF, the parties have executed this Amendment and Waiver effective as of the 20th day of April, 1998.



                              SILICON GRAPHICS, INC.


                              By: /s/  William M. Kelly
                                  ------------------------------
                                  Name:  William M. Kelly
                                  Title:  Senior Vice President,
                                          Corporate Operations



                              EXECUTIVE


                                  /s/   Richard E. Belluzzo
                              ----------------------------------